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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549





                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  June 4, 1997.



                     MESABA HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)

     Minnesota              0-17895               41-1616499
 (State or other        (Commission File       (I.R.S. Employer
 Jurisdiction of            Number)             Identification
  incorporation)                                     No.)

                     7501 26th Avenue South
                  Minneapolis, Minnesota 55450
            (Address of principal executive offices)


Registrant's telephone no., including area code:  (612) 726-5151

                         Not Applicable
 (Former name or former address, if changed since last report)

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 ITEM 5.  Other Events.

      On June 4, 1997, Mesaba Holdings, Inc. and its wholly owned subsidiary, Mesaba Aviation, Inc. (together, the "Company") announced that the Company had reached an understanding with Northwest Airlines to enter into a 10-year Airline Services Agreement to be executed on or before June 30, 1997. Under the agreement, the Company will provide all Northwest Airlink service in Minneapolis/St. Paul effective August 1, 1997. As consideration for the expansion of the Company's operations, the Company will issue to Northwest Airlines (or an affiliate) options to purchase 880,000 shares of Mesaba Holdings, Inc. common stock at an exercise price of $14.125 per share. For additional information, see the press release dated June 4, 1997, which is attached to this Report as an exhibit and incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.

     The following are exhibits to this Current Report:

          99.1 Press release of the Company dated June 4, 1997

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                           SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  June 5, 1997

MESABA HOLDINGS, INC.



By: /s/ John S. Fredericksen
    ------------------------
    John S. Fredericksen
    Vice President and General Counsel

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                         EXHIBIT INDEX

Exhibit
Number    Description

99.1           Press release of the Company dated June 4, 1997.